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                                                                    Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Deb Shops, Inc. and Subsidiaries
Philadelphia, PA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99899) of Deb Shops, Inc. and Subsidiaries of our reports dated April 5, 2005 and May 27, 2005, relating to the consolidated financial statements and the effectiveness of Deb Shops, Inc. internal control over financial reporting, respectively, which appear in this Form 10K/A.




BDO Seidman, LLP
Philadelphia, PA

May 31, 2005